EXHIBIT 1.1

Execution Version

Ford Credit Floorplan Corporation

Ford Credit Floorplan LLC

Ford Credit Floorplan Master Owner Trust A

Series 2015-4 Notes

Underwriting Agreement

August 12, 2015

Barclays Capital Inc.

Deutsche Bank Securities Inc.

Morgan Stanley & Co. LLC

RBS Securities Inc.

each as an Underwriter

and as a Representative

of the other Underwriters named in

the Terms Annex

Ladies and Gentlemen:

1.                                      Introduction.  Ford Credit Floorplan Corporation, a Delaware corporation (“FCF Corp” or a “Depositor”), and Ford Credit Floorplan LLC, a Delaware limited liability company (“FCF LLC” or a “Depositor” and, together with FCF Corp, the “Depositors”), propose to sell the Class A-1 Notes and the Class A-2 Notes (together, the “Publicly Registered Notes”) described in the Terms Annex (the “Terms Annex”) that is attached as Annex A and incorporated into and made part of this agreement (this agreement including the Terms Annex, this “Agreement”).  The Publicly Registered Notes will be registered with the Securities and Exchange Commission (the “Commission”) and will be sold to the applicable underwriters listed in the Terms Annex through the representatives (the “Representatives”) signing this Agreement on behalf of themselves and those underwriters (the Representatives and the other underwriters of the Publicly Registered Notes, the “Underwriters”).  Other capitalized terms used and not defined in this Agreement will have the meanings given them in Appendix A to the Sale and Servicing Agreements (defined below).  The rules of usage stated in the Sale and Servicing Agreements will apply to this Agreement.

The Publicly Registered Notes will be issued by a Delaware statutory trust (the “Trust”) identified in the Terms Annex and established under a trust agreement (the “Trust Agreement”) between the Depositors and an owner trustee (the “Owner Trustee”) identified in the Terms Annex.  Simultaneously with the issuance and sale of the Publicly Registered Notes as contemplated in this Agreement, the Trust will issue the Class B Notes (the “Class B Notes”), the Class C Notes (the “Class C Notes”) and the Class D Notes (the “Class D Notes” and, collectively with the Publicly Registered Notes, the Class B Notes and the Class C Notes, the “Notes”) under an indenture (the “Base Indenture”) and an indenture supplement (the “Indenture Supplement” and, together with the Base Indenture, the “Indenture”) between the Trust and an indenture trustee (the “Indenture Trustee”) identified in the Terms Annex and will be secured by a revolving pool of receivables arising in connection with the purchase and financing by various motor vehicle dealers of their new and used car, truck and utility vehicle inventory (the “Receivables”) and the Related Security and amounts due under those Receivables on or after the Series Cutoff Date identified in the Terms Annex.  The Class B Notes, the Class C Notes and the Class D Notes will initially be retained by the Depositors.

The Receivables arising from the purchase by dealers of Ford-manufactured or Ford-distributed vehicles (“In-Transit Receivables”) will be or have been sold by Ford Motor Company, a Delaware corporation (“Ford”), to Ford Motor Credit Company LLC, a Delaware limited liability company (“Ford Credit”), under a sale and assignment agreement (the “Sale and Assignment Agreement”) between Ford and Ford Credit.  All Receivables have been or will be sold by Ford Credit to the Depositors under separate receivables purchase agreements (each, a “Receivables Purchase Agreement”) between Ford Credit and FCF Corp and FCF LLC, as applicable, each as further described in the Terms Annex, and in turn transferred by the related Depositor to the Trust and serviced for the Trust by Ford Credit (in that capacity, the “Servicer”) under separate sale and servicing agreements (each, a “Sale and Servicing Agreement”), each as further described in the Terms Annex.  A back-up servicer will perform back-up servicing functions under a back-up servicing agreement (the “Back-up Servicing Agreement”), as described in the Terms Annex.  Ford Credit will also act as administrator for the Trust under an administration agreement (the “Administration Agreement”) among Ford Credit, the Trust and the Indenture Trustee.

In order to perfect the security interest of the Indenture Trustee in the accounts, the Trust, the Indenture Trustee and the financial institution acting as the securities intermediary have entered into an account control agreement (the “Control Agreement”) and have entered or will enter into a series specific account control agreement (the “Series 2015-4 Control Agreement”).

The Trust Agreement, the Sale and Assignment Agreement, the Receivables Purchase Agreements, the Sale and Servicing Agreements, the Back-up Servicing Agreement, the Indenture, the Administration Agreement, the Control Agreement and the Series 2015-4 Control Agreement are collectively referred to as the “Basic Documents.”  The Basic Documents and this Agreement are collectively referred to as the “Transaction Documents.”

The Depositors have prepared and filed with the Commission under the Securities Act of 1933, as amended (the “Securities Act”), and the rules and regulations of the Commission under the Securities Act (the “Rules and Regulations”), a registration statement on Form S-3 (having the registration number stated in the Terms Annex), including a form of prospectus and all amendments that are required as of the date of this Agreement relating to the Publicly Registered Notes and the offering of notes from time to time in accordance with Rule 415 under the Securities Act.  The registration statement, as amended, has been declared effective by the Commission.  The registration statement, as amended at the time of effectiveness, including all material incorporated by reference therein, is referred to in this Agreement as the “Registration Statement.”  The Depositors also have filed with, or will file with, the Commission under Rule 424(b) (“Rule 424(b)”) under the Securities Act a prospectus supplement relating to the Publicly Registered Notes (the “Prospectus Supplement”).  The prospectus relating to the Publicly Registered Notes in the form first required to be filed to satisfy the condition in Rule 172(c) under the Securities Act is referred to as the “Base Prospectus,” and the Base Prospectus as supplemented by the Prospectus Supplement required to be filed to satisfy the condition in Rule 172(c) under the Securities Act is referred to as the “Prospectus.”  Any reference in this Agreement to the Registration Statement, any preliminary prospectus used in connection with the offering of the Publicly Registered Notes described in the Terms Annex (the “Preliminary Prospectus”) or the Prospectus will be deemed to refer to and include any exhibits thereto and any documents incorporated by reference therein, as of the effective date of the Registration Statement or the date of the Preliminary Prospectus or Prospectus, as the case may be.

At or prior to the time that the Representatives first entered into “contracts of sale” (within the meaning of Rule 159 under the Securities Act, the “Contracts of Sale”) with investors in the Publicly Registered Notes, which time will be stated in the Terms Annex (the “Time of Sale”), the Depositors have prepared the Preliminary Prospectus and the information (including any “free-writing prospectus,” as defined under Rule 405 under the Securities Act (a “Free Writing Prospectus”)) listed in the Terms Annex under “Time of Sale Information” (collectively, the “Time of Sale Information”).  If, subsequent to the initial Time of Sale, the Depositors and the Representatives determine that the original Time of Sale Information included an untrue statement of material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading and the Representatives advise the Depositors that investors in the Publicly Registered Notes have elected to terminate their initial Contracts of Sale and enter into new Contracts of Sale, then the “Time of Sale” will refer to the time of entry into the first new Contract of Sale and the “Time of Sale Information” will refer to the information available to purchasers at the time of entry (prior to the Closing Date) into the first new Contract of Sale, including any information that corrects the material misstatements or omissions (the “Corrective Information”) and the Terms Annex will be deemed to be amended to include the Corrective Information in the Time of Sale Information.  Notwithstanding the foregoing, for the purposes of Section 7, in the event that an investor elects not to terminate its initial Contract of Sale and enter into a new Contract of Sale, “Time of Sale” will refer to the time of entry into the initial Contract of Sale and “Time of Sale Information” for the Publicly Registered Notes to be purchased by the investor will refer to information available to the purchaser at the time of entry into the initial Contract of Sale.

2.                                      Representations and Warranties of the Depositors.  Each Depositor (and, for Sections 2(n) and (o) only, Ford Credit) represents and warrants to and agrees with the Underwriters that, as of the date of this Agreement:

(a)                                 Registration Statement and Prospectus.  The Registration Statement has been declared effective by the Commission under the Securities Act; no stop order suspending the effectiveness of the Registration Statement has been issued by the Commission and no proceeding for that purpose has been instituted or, to the knowledge of the Depositor, threatened by the Commission, and the Registration Statement and the Prospectus and any amendment thereto, at the time the Registration Statement became effective and as of the Time of Sale complied, and as of the date of the Prospectus Supplement will comply, in all material respects with the Securities Act and the Rules and Regulations and the Registration Statement did not, at the time the Registration Statement became effective or as of the Time of Sale, and will not, on the Closing Date, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and the Prospectus and any amendment or supplement to the Prospectus did not, as of the date of the Prospectus and any amendment or supplement to the Prospectus, and will not on the date of this Agreement and on the Closing Date contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Depositor makes no representation or warranty regarding any statements or omissions made in reliance on and in conformity with information relating to any Underwriter furnished to Ford Credit or the Depositor in writing by that Underwriter through the Representatives expressly for use in the Registration Statement and the Prospectus and any amendment or supplement to the Registration Statement or the Prospectus.  The conditions to the use by the Depositor of a registration statement on Form S-3 under the Securities Act, as provided in the General Instructions to Form S-3, and the conditions of Rule 415 under the Securities Act have been satisfied for the Registration Statement and the Prospectus.  When the Indenture is executed by all the parties to the Indenture, it will conform in all material respects with the Trust Indenture Act of 1939, as amended (the “TIA”), and at all times thereafter will be duly qualified under the TIA.

(b)                                 Time of Sale Information.  The Time of Sale Information, at the Time of Sale did not, and at the Closing Date will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Depositor makes no representation or warranty regarding any statements or omissions made in reliance on and in conformity with information furnished to the Depositor by any Underwriter through the Representatives expressly for use in the Time of Sale Information; provided that if subsequent to the Time of Sale but prior to or on the Closing Date the Depositor and the Representatives determine that the Time of Sale Information included an untrue statement of material fact or omitted to state a material fact necessary to make the statements therein in the light of the circumstances under which they were made not misleading, for purposes of this paragraph, Time of Sale Information will include any Corrective Information provided to the Representatives or the Underwriters by the Depositor in accordance with Section 5(c).

(c)                                  Trust Free Writing Prospectus.  Other than the Preliminary Prospectus and the Prospectus, the Depositor (including its agents and representatives other than the Underwriters in their capacity as such) has not prepared or authorized, and will not prepare or authorize any “written communication” (as defined in Rule 405 under the Securities Act) that constitutes an offer to sell or solicitation of an offer to buy the Publicly Registered Notes other than the documents, if any, listed as a Trust Free Writing Prospectus (each, a “Trust Free Writing Prospectus”) under “Time of Sale Information” in the Terms Annex.  Each Trust Free Writing Prospectus complied in all material respects with the Securities Act, has been filed in accordance with Section 8 (to the extent required by Rule 433 under the Securities Act) and, when taken together with the Preliminary Prospectus, each Trust Free Writing Prospectus, did not at the Time of Sale, and at the Closing Date will not, contain any untrue statements of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Depositor makes no representation or warranty regarding statements or omissions made in reliance on and in conformity with information furnished to the Depositor by any Underwriter through the Representatives expressly for use in each Trust Free Writing Prospectus.

(d)                                 Documents Incorporated by Reference.  The documents incorporated by reference in the Prospectus, when they were filed with the Commission, conformed in all material respects to the requirements of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder (collectively, the “Exchange Act”); and any further documents so filed and incorporated by reference in the Prospectus, when those documents are filed with the Commission, will conform in all material respects to the requirements of the Exchange Act and the rules and regulations thereunder.

(e)                                  Organization and Qualification.  In the case of FCF Corp, it is duly organized and validly existing as a corporation in good standing under the laws of the State of Delaware, and it is qualified as a foreign corporation in good standing and has obtained all necessary licenses and approvals in all jurisdictions in which the ownership or lease of its properties or the conduct of its activities requires qualification, license or approval, unless the failure to obtain the qualifications, licenses or approvals would not reasonably be expected to have a material adverse effect on its ability to perform its obligations under the Transaction Documents to which it is a party.  In the case of FCF LLC, it is duly organized and validly existing as a limited liability company in good standing under the laws of the State of Delaware, and it is qualified as a foreign limited liability company in good standing and has obtained all necessary licenses and approvals in all jurisdictions in which the ownership or lease of its properties or the conduct of its activities requires qualification, license or approval, unless the failure to obtain the qualifications, licenses or approvals would not reasonably be expected to have a material adverse effect on its ability to perform its obligations under the Transaction Documents to which it is a party.

(f)                                   No Conflicts and No Violation.  The consummation of the transactions contemplated by the Transaction Documents to which the Depositor is a party and the fulfillment of the terms of the Transaction Documents to which the Depositor is a party will not (i) conflict with or result in a breach of the terms or provisions of, or constitute a default under any indenture, mortgage, deed of trust, loan agreement, guarantee or similar agreement or instrument under which the Depositor is a debtor or guarantor, (ii) result in the creation or imposition of any lien, charge or encumbrance on any of the properties or assets of the Depositor under the terms of any indenture, mortgage, deed of trust, loan agreement, guarantee or similar agreement or instrument (other than the lien under the Sale and Servicing Agreements), (iii) in the case of FCF Corp, violate its Certificate of Incorporation or Bylaws and, in the case of FCF LLC, violate its Certificate of Formation or Limited Liability Company Agreement, or (iv) violate any law or, to the Depositor’s knowledge, any order, rule or regulation applicable to the Depositor of any court or of any federal or state regulatory body, administrative agency or other governmental instrumentality having jurisdiction over the Depositor or its properties, in each case which conflict, breach, default, lien, or violation would reasonably be expected to have a material adverse effect on the Depositor’s ability to perform its obligations under the Transaction Documents to which it is a party.

(g)                                  Power, Authorization and Enforceability.  The Depositor has the power and authority to execute, deliver and perform the terms of each of the Transaction Documents to which it is a party.  The Depositor has authorized the execution, delivery and performance of the terms of this Agreement and on the Closing Date, the other Transaction Documents to which the Depositor is or will be a party will have been duly authorized, executed and delivered by the Depositor.  Each of the Transaction Documents to which the Depositor is or will be a party is the legal, valid and binding obligation of the Depositor enforceable against the Depositor, except as may be limited by insolvency, bankruptcy, reorganization or other laws relating to the enforcement of creditors’ rights generally or by general equitable principles.

(h)                                 Conformity of Transaction Documents.  The Transaction Documents will conform to their descriptions in the Prospectus in all material respects.

(i)                                     Enforceability of Notes.  On the Closing Date, the Publicly Registered Notes will have been duly executed, issued and delivered, and when authenticated by the Indenture Trustee and paid for by the Underwriters in accordance with this Agreement, will constitute valid and binding obligations of the Trust entitled to the benefits provided by the Indenture.

(j)                                    Representations and Warranties in the Basic Documents.  The representations and warranties of the Depositor in the Basic Documents to which it is or will be a party will be true and correct in all material respects as of the date stated.

(k)                                 Ineligible Issuer.  The Depositor is not, and on the date on which the first bona fide offer of the Publicly Registered Notes was made was not, an “ineligible issuer,” as defined in Rule 405 under the Securities Act.

(l)                                     Investment Company Act.  Neither of the Depositors nor the Trust is, or will, after giving effect to the issuance and sale of the Notes under this Agreement, be, required to be registered as an “investment company” under the Investment Company Act of 1940, as amended (the “Investment Company Act”).  In making this determination for the Trust, the Trust is relying on the exemption in Rule 3a-7 of the Investment Company Act, although other exclusions or exemptions may also be available to the Trust.

(m)                             Volcker Rule.  The Trust is structured not to be a “covered fund” under the regulations adopted to implement Section 619 of the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”), commonly known as the “Volcker Rule.”

(n)                                 Compliance with Rule 17g-5.  Ford Credit has executed and delivered a written representation to each Rating Agency that it will take the actions stated in paragraphs (a)(3)(iii)(A) through (E) of Rule 17g-5 under the Exchange Act (“Rule 17g-5”) for the Notes, and it has complied with each representation, other than any breach of the representations arising from a breach by any Underwriter of the representations, warranties and covenants in Sections 8(l) or (m).

(o)                                 Compliance with Rule 15Ga-2.  Neither Ford Credit nor either of the Depositors has employed any person to provide third-party “due diligence services” (as defined in Rule 17g-10 under the Exchange Act) relating to the Publicly Registered Notes or obtained a “third-party due diligence report” (as defined in Rule 15Ga-2 under the Exchange Act) relating to the Publicly Registered Notes.

3.                                      Purchase, Sale and Delivery of the Publicly Registered Notes.  On the Closing Date, on the basis of the representations, warranties and agreements contained in this Agreement, but subject to the terms and conditions in this Agreement, the Depositors agree to sell to the Underwriters, and the Underwriters agree, severally and not jointly, to purchase from the Depositors, the respective principal amounts of the Publicly Registered Notes opposite the Underwriter’s name in the Terms Annex.  The Publicly Registered Notes will be purchased by the Underwriters at the purchase prices in the Terms Annex.

Payment for the Publicly Registered Notes will be made to the Depositors or to their order by wire transfer of immediately available funds at 10:00 a.m., New York City time, on the closing date stated in the Terms Annex (the “Closing Date”) or at another time not later than seven full Business Days after the stated closing date as the Representatives and the Depositors may determine.

Payment for the Publicly Registered Notes will be made against delivery to the Representatives, for the account of the Underwriters, at the office of Katten Muchin Rosenman LLP, New York, New York, on the Closing Date.  Each of the Publicly Registered Notes to be so delivered will be initially represented by one or more notes registered in the name of Cede & Co., the nominee of The Depository Trust Company (“DTC”).  The interests of beneficial owners of the Publicly Registered Notes will be represented by book entries on the records of DTC and its participating members.

4.                                      Offering by Underwriters; Payment of Costs and Expenses.

(a)                                 The Depositors understand that the Underwriters intend to offer the Publicly Registered Notes for sale to the public (which may include selected dealers) on the terms set forth in the Prospectus, in the Time of Sale Information and any Preliminary Prospectus.

(b)                                 The Underwriters will pay the following costs and expenses incident to the performance of their obligations under this Agreement:  (i) all Blue Sky fees and expenses as well as fees and expenses of counsel in connection with state securities law qualifications and any legal investment surveys; and (ii) all fees and expenses of counsel to the Underwriters.  Except as provided in Section 5(h) and Section 10, the Underwriters will pay all their own costs and expenses, including the cost of printing any agreement among the Underwriters, transfer taxes on resale of the Publicly Registered Notes by the Underwriters, and any advertising expenses in connection with any offers that the Underwriters may make.

5.                                      Covenants of the Depositors.  Each Depositor (and, for Sections 5(h) and 5(k) only, Ford Credit) covenants and agrees with the Underwriters:

(a)                                 Preparation of Prospectus.  Immediately following the execution of this Agreement, to prepare a prospectus supplement setting forth the information from the Terms Annex and any other information as the Depositors deem appropriate.

(b)                                 Filing of Prospectus and any Trust Free Writing Prospectus.  If required, to transmit the Prospectus to the Commission within the applicable time period prescribed for the filings under the Rules and Regulations by a means reasonably calculated to result in a timely filing with the Commission under Rule 424(b) and subject to Section 8, file any Trust Free Writing Prospectus to the extent required by Rule 433 under the Securities Act.

(c)                                  Delivery of Proposed Amendment or Supplement.  Prior to the Closing Date, to furnish the Representatives with a copy of any proposed amendment or supplement to the Registration Statement, the Prospectus or the Time of Sale Information and to give the Representatives reasonable opportunity to review the amendment or supplement before it is filed and to provide any final Corrective Information to the Representatives or the Underwriters at a time prior to the new Time of Sale reasonably calculated to allow the Underwriters to provide the Corrective Information to each investor at least 24 hours (or any lesser period agreed to by the Depositors and the Representatives) prior to the new Time of Sale.

(d)                                 Notice to the Representatives.  Prior to the Closing Date, to advise the Representatives promptly (i) when any amendment to the Registration Statement or supplement to the Prospectus is filed or becomes effective, (ii) of any request by the Commission for any amendment to the Registration Statement or any supplement to the Prospectus, (iii) of any stop order issued by the Commission suspending the effectiveness of the Registration Statement or the initiation or threat of any proceeding for that purpose and (iv) of the receipt of any notification regarding any suspension of the qualification of the Publicly Registered Notes for offer and sale in any jurisdiction or the initiation or threat of any proceeding for that purpose; and to use its best efforts to prevent the issuance of any stop order or notification and, if issued, to promptly use its best efforts to obtain its withdrawal.

(e)                                  Blue Sky Compliance.  To endeavor to qualify the Publicly Registered Notes for offer and sale under the securities laws of the states as the Representatives may reasonably request and to continue the qualifications in effect so long as necessary under those laws for the distribution of the Publicly Registered Notes; provided that the Depositor will not be required to qualify as a foreign corporation or limited liability company, as applicable, to do business, or to file a general consent to service of process in any jurisdiction; and provided further that the expense of maintaining any qualification more than one year from the Closing Date for the Publicly Registered Notes will be at the Representatives’ expense.

(f)                                   Delivery of Prospectus.  To furnish the Underwriters with copies of the Prospectus as amended or supplemented in the quantities as the Representatives may reasonably request prior to the Closing Date.  If the Representatives notify the Depositors that delivery of a prospectus is required by law in connection with sales of any Publicly Registered Notes in the six-month period following the Closing Date, and either (i) an event has occurred as a result of which the Prospectus would include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or (ii) for any other reason it is necessary during that same period to amend or supplement the Prospectus as amended or supplemented, the Depositors agree to notify the Representatives and to prepare and furnish to the Representatives, as the Representatives may from time to time reasonably request, an amendment or a supplement to the Prospectus that will correct the statement or omission or effect compliance.  If an Underwriter is required by law to deliver a prospectus or other offering document in connection with sales of any Publicly Registered Notes at any time six months or more after the Closing Date, the Representatives will notify the Depositors and inquire if either clause (i) or (ii) above is applicable and, if so, on the Representatives’ request, but at the expense of that Underwriter, the Depositors will prepare and deliver to that Underwriter as many copies as the Representatives may reasonably request of an amended or supplemented prospectus or offering document complying with the Securities Act.

(g)                                  Earnings Statement.  To make generally available to Noteholders as soon as practicable, but in any event no later than eighteen months after the Closing Date, an earnings statement for the Trust complying with Rule 158 under the Securities Act and covering a period of at least twelve consecutive months beginning after the Closing Date; provided that this covenant may be satisfied by posting the monthly investor report for the Trust on a publicly available website.

(h)                                 Payment of Costs and Expenses.  To pay or cause to be paid, jointly and severally, the following costs and expenses incident to the performance of each of their obligations under this Agreement:  (i) the Commission’s filing fees for the Publicly Registered Notes; (ii) all fees of any rating agencies rating the Notes; (iii) all fees and expenses of the Indenture Trustee and the Owner Trustee; (iv) all fees and expenses of counsel to the Indenture Trustee; (v) all fees and expenses of counsel to the Owner Trustee; (vi) all fees and expenses of the independent accountants relating to the letters referred to in Section 6(a); (vii) all fees and expenses of accountants incurred in connection with the delivery of any accountants’ or auditors’ reports required by the Indenture or the Sale and Servicing Agreements; (viii) the cost of printing any preliminary and final prospectuses provided to investors (including any amendments and supplements thereto required within six months from the Closing Date under Section 5(f)) relating to the Publicly Registered Notes and the Registration Statement; and (ix) any other fees and expenses incurred in connection with the performance of each of their obligations under this Agreement.

(i)                                     Delivery of Reports.  From the date of this Agreement until the retirement of the Publicly Registered Notes, or until the Representatives advise the Depositors that the Underwriters have ceased to maintain a secondary market in the Publicly Registered Notes, whichever occurs first, to deliver to the Representatives on request to the extent not otherwise available from any publicly available source copies of: (i) the annual statement of compliance, the Servicer’s report on its assessment of compliance with the minimum servicing criteria and the related attestation report delivered under Article III of the Sale and Servicing Agreements, (ii) each certificate and the annual statements of compliance delivered to the Indenture Trustee under Article III of the Base Indenture, (iii) each material amendment to any Basic Document and (iv) each monthly investor report for the Trust.

(j)                                    Cooperation with Rating Agencies.  If the ratings provided for the Publicly Registered Notes by the rating agency or agencies that initially rate the Publicly Registered Notes are conditional on the furnishing of documents or the taking of any other actions by the Depositors, to furnish the documents and take those actions.

(k)                                 Compliance with Rule 17g-5.  To comply with the representation made by it to each Rating Agency regarding the Notes under paragraph (a)(3)(iii) of Rule 17g-5, other than any breach of the representations arising from a breach by any Underwriter of the representations, warranties and covenants in Section 8(l) or (m).

6.                                      Conditions of the Obligations of the Underwriters.  The obligations of the Underwriters to purchase and pay for the Publicly Registered Notes will be subject to the accuracy of the representations and warranties of Ford Credit and the Depositors in this Agreement, to the accuracy of the statements of officers of Ford Credit and the Depositors made under the provisions of this Agreement, to the performance by the Depositors of their respective obligations under this Agreement and to the following additional conditions precedent:

(a)                                 Accountant’s Letter.  On or prior to the Time of Sale and on or prior to the Closing Date, a nationally recognized accounting firm, who are independent accountants reasonably acceptable to the Representatives, will have furnished to the Representatives a letter substantially in the form and substance of the draft to which the Representatives previously agreed, concerning information in the Preliminary Prospectus and the final Prospectus, respectively; provided that each Representative will have executed an acknowledgment regarding the accountant’s letter.

(b)                                 Registration Compliance; No Stop Order.  The Prospectus and each Trust Free Writing Prospectus will have been timely filed with the Commission under the Securities Act (in the case of a Trust Free Writing Prospectus, to the extent required by Rule 433 under the Securities Act) and in accordance with Section 5(b); and, as of the Closing Date, no stop order will have been issued suspending the effectiveness of the Registration Statement or any post-effective amendment, and no proceedings for that purpose will be pending before or, to the knowledge of the Depositors, threatened by the Commission.

(c)                                  Officer’s Certificates about Representations and Warranties.  The Representatives will have received an officer’s certificate dated the Closing Date of the Chairman of the Board, the President, an Executive Vice President, a Vice President, the Treasurer or any Assistant Treasurer of:

(i)                                     Ford Credit, in which the officer will state that, to his or her knowledge after reasonable investigation, the representations and warranties of the Servicer contained in each Sale and Servicing Agreement and of Ford Credit contained in each Receivables Purchase Agreement are true and correct in all material respects and that Ford Credit has complied with all agreements and satisfied all conditions to be performed by it or satisfied by it under those agreements in all material respects.

(ii)                                  Each Depositor, in which the officer will state that, to his or her knowledge after reasonable investigation, the representations and warranties of the Depositor contained in the Trust Agreement, each Sale and Servicing Agreement and each Receivables Purchase Agreement are true and correct in all material respects, and that the Depositor has complied with all agreements and satisfied all conditions to be performed by it or satisfied by it under those agreements in all material respects.

(d)                                 Officer’s Certificates about Conditions Precedent.  The Representatives will have received as of the Closing Date an officer’s certificate signed by the Chairman of the Board, the President, an Executive Vice President, the Treasurer or any Assistant Treasurer of each Depositor representing and warranting that the representations and warranties of the Depositor in this Agreement are true and correct in all material respects, and that the Depositor has complied with all agreements and satisfied all conditions to be performed by it or satisfied by it under this Agreement in all material respects.

(e)                                  No Material Adverse Change.  Since the dates as of which information is given in the Preliminary Prospectus, as amended or supplemented, there has not occurred any material adverse change, or any development involving a prospective material adverse change, in or affecting particularly (i) the business or assets of either Depositor, or any material adverse change in the financial position or results of operations of either Depositor or (ii) the business or assets of Ford Credit and its subsidiaries considered as a whole, or any material adverse change in the financial position or results of operations of Ford Credit and its subsidiaries considered as a whole, otherwise than as set forth or contemplated in the Prospectus, which in any case makes it impracticable or inadvisable in the Representatives’ reasonable judgment to proceed with the public offering or the delivery of the Publicly Registered Notes on the terms and in the manner contemplated in the Prospectus.

(f)                                   War Out; Market Out.  Subsequent to the execution and delivery of this Agreement:

(i)                                     (A) there will not have occurred a declaration of a general moratorium on commercial banking activities by either the Federal or New York State authorities or a material disruption in the securities settlement or clearance systems in the United States, which moratorium or disruption remains in effect and which, in the Representatives’ reasonable judgment, substantially impairs the Underwriters’ ability to settle the transaction; provided that the exercise of that judgment will take into account the availability of alternative means for settlement and the likely duration of the moratorium or disruption with the understanding that if the United States Securities and Exchange Commission or, for a banking moratorium, the Board of Governors of the Federal Reserve System or New York State banking authority, as applicable, has unequivocally stated prior to the Closing Date that the resumption of those systems will occur within three Business Days of the scheduled Closing Date for the Publicly Registered Notes, the ability to settle the transaction will not be deemed to be substantially impaired and (B) the United States will not have become engaged in hostilities which have resulted in the declaration of a national emergency or a declaration of war, which makes it impracticable or inadvisable, in the Representatives’ reasonable judgment, to proceed with the public offering or the delivery of the Publicly Registered Notes on the terms and in the manner contemplated in the Prospectus as amended or supplemented; and

(ii)                                  there will not have occurred (A) any suspension or limitation on trading in securities generally on the New York Stock Exchange or the National Association of Securities Dealers National Market system, or any setting of minimum prices for trading on that exchange or market system, (B) any suspension of trading of any securities of Ford Motor Company on any exchange or in the over-the-counter market or (C) any material outbreak or material escalation of hostilities involving the engagement of armed conflict in which the United States is involved or (D) any material adverse change in the general economic, political, legal, tax, regulatory or financial conditions or currency exchange rates in the United States (whether resulting from events within or outside the United States) which, in the Representatives’ view has caused a substantial deterioration in the price and/or value of the Publicly Registered Notes, that in the case of clause (A), (B), (C) or (D), in the mutual reasonable determination of the Representatives and Ford Credit, the effect of any event or circumstance makes it impracticable or inadvisable to proceed with the public offering or the delivery of the Publicly Registered Notes on the terms and in the manner contemplated in the Prospectus as amended or supplemented.

(g)                                  In-house Opinion.  Susan J. Thomas, Secretary of each of the Depositors and Ford Credit and Managing Counsel, Global Structured Finance, of Ford Credit, or other counsel satisfactory to the Representatives in their reasonable judgment, will have furnished to the Representatives, her written opinion, dated as of the Closing Date, in form satisfactory to the Representatives in their reasonable judgment, substantially to the effect that:

(i)                                     Ford Credit is validly existing and in good standing as a limited liability company under the Delaware Limited Liability Company Act, 6 Delaware Code §18-101 et seq., as amended (the “Delaware Limited Liability Company Act”).  Ford Credit is duly qualified to transact business and is in good standing in each jurisdiction in the United States in which the conduct of its activities or the ownership of its properties requires qualification, unless the failure to obtain the qualification would not reasonably be expected to have a material adverse effect on the ability of Ford Credit to perform its obligations under the Transaction Documents to which it is a party.

(ii)                                  Ford Credit has the limited liability company power and authority to execute, deliver and perform all its obligations under the Transaction Documents to which it is a party under the Delaware Limited Liability Company Act.  Ford Credit has duly authorized the execution and delivery of the Transaction Documents to which it is a party and the consummation of the transactions contemplated by those documents by all requisite action under the Delaware Limited Liability Company Act.  Ford Credit has duly executed and delivered each of the Transaction Documents to which it is a party under the Delaware Limited Liability Company Act.

(iii)                               FCF Corp is validly existing and in good standing as a corporation under the Delaware General Corporation Law, 8 Delaware Code §101 et seq., as amended (the “Delaware General Corporation Law”).  FCF Corp is duly qualified to transact business and is in good standing in each jurisdiction in the United States of America in which the conduct of its activities or the ownership of its properties requires qualification, unless the failure to obtain the qualification would not reasonably be expected to have a material adverse effect on the ability of FCF Corp to perform its obligations under the Transaction Documents to which it is a party.

(iv)                              FCF LLC is validly existing and in good standing as a limited liability company under the Delaware Limited Liability Company Act.  FCF LLC is duly qualified to transact business and is in good standing in each jurisdiction in the United States in which the conduct of its activities or the ownership of its properties requires qualification, unless the failure to obtain the qualification would not reasonably be expected to have a material adverse effect on the ability of FCF LLC to perform its obligations under the Transaction Documents to which it is a party.

(v)                                 FCF Corp has the corporate power and authority to execute, deliver and perform all its obligations under the Transaction Documents to which it is a party under the Delaware General Corporation Law.  FCF Corp has duly authorized the execution and delivery of the Transaction Documents to which it is a party and the consummation of the transactions contemplated by those documents by all requisite action under the Delaware General Corporation Law.  FCF Corp has duly executed and delivered each of the Transaction Documents to which it is a party under the Delaware General Corporation Law.

(vi)                              FCF LLC has the limited liability company power and authority to execute, deliver and perform all its obligations under the Transaction Documents to which it is a party under the Delaware Limited Liability Company Act.  FCF LLC has duly authorized the execution and delivery of the Transaction Documents to which it is a party and the consummation of the transactions contemplated by those documents by all requisite action under the Delaware Limited Liability Company Act.  FCF LLC has duly executed and delivered each of the Transaction Documents to which it is a party under the Delaware Limited Liability Company Act.

(vii)                           The execution and delivery by Ford Credit of each of the Transaction Documents to which it is a party and the consummation by Ford Credit of the transactions contemplated by those documents will not conflict with or result in a breach of any of the terms or provisions of, or constitute a default (in each case material to Ford Credit and its subsidiaries considered as a whole) under or result in the creation or imposition of any lien, charge or encumbrance (in each case material to Ford Credit and its subsidiaries considered as a whole), other than under the Transaction Documents, on any of the properties or assets of Ford Credit under the terms of any indenture, mortgage, deed of trust, loan agreement, guarantee, lease financing agreement or similar agreement or instrument known to the counsel under which Ford Credit is a debtor or guarantor, nor will the action conflict with or violate any of the provisions of the Certificate of Formation or the limited liability company agreement of Ford Credit.

(viii)                        The execution and delivery by each of the Depositors and the Trust of each of the Transaction Documents to which it is a party and the consummation by each of the Depositors and the Trust of the transactions contemplated by those documents (including the issuance and delivery of the Notes) will not conflict with or result in a breach of any of the terms or provisions of, or constitute a default under or result in the creation or imposition of any lien, charge or encumbrance, other than under the Transaction Documents, on any of the properties or assets of the Depositors or the Trust under the terms of, any indenture, mortgage, deed of trust, loan agreement, guarantee, lease financing agreement or similar agreement or instrument under which the Depositors or the Trust is a debtor or guarantor, nor will any action conflict with or violate any of the provisions of the Amended and Restated Certificate of Incorporation or the Bylaws of FCF Corp, the Certificate of Formation or the Limited Liability Company Agreement of FCF LLC or the Certificate of Trust or the Trust Agreement of the Trust.

(ix)                              To the counsel’s knowledge, there are no legal or governmental proceedings pending or threatened against Ford Credit, the Depositors or the Trust, or to which their respective properties are subject, (i) seeking any determination or ruling that could reasonably be expected to have a material adverse effect on the ability of Ford Credit, the Depositors or the Trust to enter into or perform their respective obligations under any of the Transaction Documents to which they are parties or have a material adverse effect on the validity and enforceability of any of the Transaction Documents to which they are parties, or (ii) seeking to prevent the issuance of the Notes or the consummation of any of the transactions contemplated by the Transaction Documents, or to adversely affect the characterization of the Notes as indebtedness for U.S. federal income tax purposes.

(x)                                 No consent, approval, authorization or order of any United States federal or Michigan State court or governmental agency or body, which has not been obtained or taken and is not in full force and effect, is required for the consummation of the transactions contemplated in the Transaction Documents.

(xi)                              None of the issuance or sale of the Notes, the execution and delivery by Ford Credit or the Depositors of the Transaction Documents to which they are parties nor the consummation of any of the other transactions contemplated in the Transaction Documents to which they are parties will contravene the terms of any material provision of any United States federal or Michigan State statute, order or regulation applicable to Ford Credit or the Depositors, or the Delaware Limited Liability Company Act or the Delaware General Corporation Law, as applicable, unless the contravention would not reasonably be expected to have a material adverse effect on the ability of Ford Credit or the Depositors to enter into or perform their respective obligations under the Transaction Documents, or have a material adverse effect on the validity or enforceability of the Transaction Documents.

(xii)                           Ford Credit is not required to be registered as an “investment company” under the Investment Company Act.

(h)                                 In-House Ford Opinion.  Bradley M. Gayton, Secretary and Assistant General Counsel of Ford, or other counsel satisfactory to the Representatives in their reasonable judgment, will have furnished to the Representatives his written opinion, dated as of the Closing Date, in form satisfactory to the Representatives in their reasonable judgment, substantially to the effect that:

(i)                                     Ford is validly existing and in good standing as a corporation under the Delaware General Corporation Law.  Ford is duly qualified to transact business and is in good standing in each jurisdiction in the United States of America in which the conduct of its business or the ownership of its property requires qualification, unless the failure to obtain the qualification would not reasonably be expected to have a material adverse effect on the ability of Ford to perform its obligations under the Sale and Assignment Agreement.

(ii)                                  Ford has the corporate power and authority to execute, deliver and perform all its obligations under the Sale and Assignment Agreement under the Delaware General Corporation Law.  Ford has duly authorized the execution and delivery of the Sale and Assignment Agreement and the consummation of the transactions contemplated by the Sale and Assignment Agreement by all requisite action under the Delaware General Corporation Law.  Ford has duly executed and delivered the Sale and Assignment Agreement under the Delaware General Corporation Law.

(iii)                               The execution and delivery by Ford of the Sale and Assignment Agreement and the consummation by Ford of the transactions contemplated by the Sale and Assignment Agreement will not conflict with or result in a breach of any of the terms or provisions of, or constitute a default (in each case material to Ford and its subsidiaries considered as a whole) under or result in the creation or imposition of any lien, charge or encumbrance (in each case material to Ford and its subsidiaries considered as a whole), other than under the Sale and Assignment Agreement, on any of the properties or assets of Ford under the terms of any indenture, mortgage, deed of trust, loan agreement, guarantee, lease financing agreement or similar agreement or instrument known to the counsel under which Ford is a debtor or guarantor, nor will such action conflict with or violate any of the provisions of the Certificate of Incorporation or the By-Laws of Ford.

(iv)                              To the counsel’s knowledge, there are no legal or governmental proceedings pending or threatened against Ford or to which its property is subject, (i) seeking any determination or ruling that could reasonably be expected to have a material adverse effect on the ability of Ford to enter into or perform its obligations under the Sale and Assignment Agreement or have a material adverse effect on the validity and enforceability of the Sale and Assignment Agreement or (ii) seeking to prevent the issuance of the Notes or the consummation of any of the transactions contemplated by the Sale and Assignment Agreement.

(v)                                 No consent, approval, authorization or order of any United States federal or Michigan State court or governmental agency or body, which has not been obtained or taken and is not in full force and effect, is required for the consummation of the transactions contemplated by the Sale and Assignment Agreement.

(vi)                              Neither the execution and delivery by Ford of the Sale and Assignment Agreement nor the consummation of the transactions contemplated in the Sale and Assignment Agreement will contravene the terms of any material provision of any United States federal or Michigan State statute, order or regulation applicable to Ford or the Delaware General Corporation Law, unless the contravention would not reasonably be expected to have a material adverse effect on the ability of Ford to enter into or perform its obligations under the Sale and Assignment Agreement, or have a material adverse effect on the validity or enforceability of the Sale and Assignment Agreement.

(i)                                     Bankruptcy Opinion.  Katten Muchin Rosenman LLP (or other counsel satisfactory to the Representatives in their reasonable judgment) will have furnished their written opinion, dated the Closing Date, to the Representatives, the Indenture Trustee and Ford Credit, regarding the characterization of the transfer of the Receivables by Ford Credit to the Depositors as a sale and that so long as the Notes remain outstanding and the Noteholders have not been paid in full, a creditor or trustee of Ford Credit (or Ford Credit as debtor in possession) would not have valid grounds to have a court disregard the separate legal existence of the Depositors so as to cause a substantive consolidation of the assets and liabilities of the Depositors with the assets and liabilities of Ford Credit, in a manner prejudicial to the Noteholders, and the opinion will be in substantially the form previously discussed with the Representatives and their counsel and satisfactory in form and substance to the Representatives and to their counsel in their reasonable judgment.

(j)                                    Corporate Opinion.  Katten Muchin Rosenman LLP (or other counsel satisfactory to the Representatives in their reasonable judgment) will have furnished to the Representatives their written opinion, dated the Closing Date, in form satisfactory to the Representatives in their reasonable judgment, to the effect that (capitalized terms used in this section have the meanings given in the opinion):

(i)                                     Each of the Transaction Documents to which Ford is a party constitutes the legal, valid and binding agreement of Ford, enforceable against Ford in accordance with its terms.

(ii)                                  Each of the Transaction Documents to which Ford Credit is a party constitutes the legal, valid and binding agreement of Ford Credit, enforceable against Ford Credit in accordance with its terms.

(iii)                               Each of the Transaction Documents (other than the Trust Agreement) to which FCF Corp is a party constitutes the legal, valid and binding agreement of FCF Corp, enforceable against FCF Corp in accordance with its terms.

(iv)                              Each of the Transaction Documents (other than the Trust Agreement) to which FCF LLC is a party constitutes the legal, valid and binding agreement of FCF LLC, enforceable against the FCF LLC in accordance with its terms.

(v)                                 Each of the Transaction Documents to which the Trust is a party constitutes the legal, valid and binding agreement of the Trust, enforceable against the Trust in accordance with its terms.

(vi)                              The Notes have been duly authorized by the Trust and, when duly executed and delivered by the Trust, authenticated by the Indenture Trustee and delivered against payment therefor, will constitute the legal, valid and binding obligations of the Trust, enforceable against the Trust in accordance with their terms, and will be entitled to the benefits of the Indenture.

(vii)                           The execution and delivery by each of Ford, Ford Credit, the Depositors and the Trust of the Transaction Documents to which it is a party, and the compliance by each of Ford, Ford Credit, the Depositors and the Trust with the terms and provisions of those agreements, including the issuance of the Notes, will not contravene any provision of any Applicable Law of the State of New York or the State of Delaware or any Applicable Law of the United States.

(viii)                        No Governmental Approval (other than the filing of UCC financing statements for (x) the sale or transfer of the “Receivables” by Ford to Ford Credit under the Sale and Assignment Agreement, (y) the sale or transfer of the Receivables by Ford Credit to the Depositors under the Receivables Purchase Agreements and by the Depositors to the Trust under the Sale and Servicing Agreements and (z) the grant by the Trust of a security interest in the Receivables to the Indenture Trustee under the Indenture), which has not been obtained or taken and is not in full force and effect, is required to authorize, or is required in connection with, the execution or delivery of the Transaction Documents to which it is a party by Ford, Ford Credit, the Depositors and the Trust, or the enforceability of any of the Transaction Documents (other than the Trust Agreement) to which it is a party against Ford, Ford Credit, the Depositors or the Trust, as applicable.

(ix)                              The Registration Statement and any amendments thereto have become effective under the Securities Act and, to the best of the counsel’s knowledge, no stop order suspending the effectiveness of the Registration Statement has been issued and not withdrawn, and no proceedings for that purpose have been instituted or threatened and not terminated.

(x)                                 Neither the Depositors nor the Trust is required to be registered as an “investment company” under the Investment Company Act.  In making this determination for the Trust, the Trust is relying on the exemption in Rule 3a-7 under the Investment Company Act, although other exclusions or exemptions may also be available to the Trust.

(xi)                              The Trust is structured not to be a “covered fund” under the regulations adopted to implement Section 619 of the Dodd-Frank Act, commonly known as the “Volcker Rule.”

(xii)                           The Indenture has been duly qualified under the Trust Indenture Act of 1939, as amended, and the Trust Agreement is not required to be qualified under the Trust Indenture Act of 1939, as amended.

(xiii)                        The Notes, the Indenture, this Agreement and the other Transaction Documents conform in all material respects with their descriptions in the Base Prospectus, the Preliminary Prospectus Supplement and the Final Prospectus Supplement, as applicable.

(xiv)                       The statements contained in the Base Prospectus, the Preliminary Prospectus Supplement and the Final Prospectus Supplement under the heading “ERISA Considerations”, insofar as such statements constitute a summary of law and legal conclusions, and subject to the qualifications therein, have been prepared or reviewed by the counsel and are correct in all material respects.

(k)                                 Tax Opinion.  Katten Muchin Rosenman LLP (or other counsel satisfactory to the Representatives in their reasonable judgment), special tax counsel to the Depositors, will have furnished to the Representatives their written opinion, dated as of the Closing Date, in form and in substance satisfactory to the Representatives in their reasonable judgment, to the effect that:

(i)                                     Neither the execution and delivery of the Series 2015-4 Indenture Supplement nor the issuance of the Series 2015-4 Notes will (A) adversely affect the federal income tax characterization as debt of any outstanding Series or Class of Notes of the Trust that were characterized as debt at the time of their issuance, (B) cause the Trust to be classified as an association or a publicly traded partnership taxable as a corporation for U.S. federal income tax purposes or (C) cause or constitute an event in which gain or loss would be recognized by any Noteholder.

(ii)                                  The Trust will not be classified as an association or a publicly traded partnership taxable as a corporation for U.S. federal income tax purposes and will be treated for U.S. federal income tax reporting purposes as a division of the Depositors.

(iii)                               The Notes, to the extent treated for U.S. federal income tax purposes as beneficially owned by a person other than Ford Credit, will be characterized as debt for U.S. federal income tax purposes.

(iv)                              The statements contained in the Base Prospectus, the Preliminary Prospectus Supplement and the Final Prospectus Supplement under the headings “Summary—Tax Status” and “Tax Considerations,” insofar as such statements constitute a summary of law and legal conclusions, and subject to the qualifications set forth therein, have been prepared or reviewed by the counsel and are correct in all material respects.

(l)                                     Negative Assurances.  Katten Muchin Rosenman LLP (or other counsel satisfactory to the Representatives in their reasonable judgment), special counsel to the Depositors and Ford Credit, will have stated that they have participated in conferences with representatives of the Depositors and Ford Credit and with Ford Credit’s in-house counsel, and with the Representatives and their counsel, concerning the Registration Statement, the Preliminary Prospectus and the Prospectus, and although the counsel is not independently verifying the accuracy, completeness or fairness of the documents, except under Sections 6(j)(xii), 6(j)(xiii) and 6(k)(iv), confirms that on the basis of the information:

(i)                                     Each of the Registration Statement, as of the date it was declared effective by the Commission and the Closing Date, and each of the Preliminary Prospectus and the Prospectus, as of its date and the Closing Date, appeared on its face to be appropriately responsive in all material respects to the Securities Act and the Rules and Regulations (except that the counsel does not express any view as to financial statements, schedules or other financial or statistical information included or incorporated by reference therein or excluded therefrom or to the exhibits to the Registration Statement).

(ii)                                  No facts have come to the counsel’s attention to cause the counsel to believe that (A) the Registration Statement, as of its most-recent effective date (the effective date being the earlier of the date the Prospectus was first used and the date and time of the Time of Sale (as that term is defined in this Agreement), which the Representatives have informed such counsel was the date and time of the Time of Sale), contained an untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading, (B) the Time of Sale Information, considered as a whole, as of the Time of Sale, considered together with the statements in the Prospectus regarding items dependent on the pricing terms and delivery date of the Publicly Registered Notes, contained an untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein not misleading, or (C) the Prospectus as last amended or supplemented, as of its date and as of the Closing Date, contained or contains an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading (except that, in each case, the counsel does not express any view as to financial statements, schedules or other financial or statistical information included or incorporated by reference therein or excluded therefrom).

(m)                             Security Interest Opinion.  Katten Muchin Rosenman LLP (or other counsel satisfactory to the Representatives in their reasonable judgment) will have furnished their written opinion, dated the Closing Date, to the Representatives, the Indenture Trustee and Ford Credit, regarding the security interest of the Trust in the Receivables and the opinion will be in substantially the form previously discussed with the Representatives and their counsel and satisfactory in form and substance to the Representatives and to their counsel in their reasonable judgment.

(n)                                 Underwriters Counsel Opinion.  The Representatives will have received (i) an opinion addressed to the Representatives of Kirkland & Ellis LLP (or other counsel satisfactory to the Representatives in their reasonable judgment), counsel to the Underwriters, dated the Closing Date, regarding the validity of the Publicly Registered Notes and the other related matters as the Representatives require and the Depositors will have furnished or caused to be furnished to the counsel the documents as they may reasonably request for the purpose of enabling them to give an opinion on those matters and (ii) a signed negative assurance letter of Kirkland & Ellis LLP, dated the Closing Date, relating to the Preliminary Prospectus and the Prospectus.

(o)                                 Owner Trustee Opinion.  The Representatives will have received an opinion addressed to the Representatives, each Depositor and Ford Credit of Richards, Layton & Finger P.A. (or the other counsel satisfactory to the Representatives in their reasonable judgment), counsel to the Owner Trustee, dated the Closing Date and satisfactory in form and substance to the Representatives and their counsel, addressing the matters as the Representatives may request and substantially to the effect that:

(i)                                     The Owner Trustee is duly formed and validly existing as a national banking association with trust powers under the laws of the United States of America.

(ii)                                  The Owner Trustee has the power and authority to execute, deliver and perform its obligations under the Trust Agreement and to consummate the transactions contemplated thereby.

(iii)                               The Trust Agreement has been duly authorized, executed and delivered by the Owner Trustee, and the Trust Agreement constitutes a legal, valid and binding agreement of the Owner Trustee, enforceable against the Owner Trustee, in accordance with its terms.

(iv)                              Neither the execution, delivery and performance by the Owner Trustee of the Trust Agreement, nor the consummation by the Owner Trustee of any of the transactions contemplated thereby, requires the consent, authorization, order or approval of, the giving of notice to, the registration with or the taking of any other action in respect of, any governmental authority or agency under the laws of the State of Delaware or any federal law of the United States governing the trust powers of the Owner Trustee, other than the filing of an amendment to the Certificate of Trust with the Secretary of State of the State of Delaware (which amendment has been duly filed).

(v)                                 Neither the execution, delivery and performance by the Owner Trustee of the Trust Agreement, nor the consummation by the Owner Trustee of any of the transactions contemplated thereby, (A) conflicts with or constitutes a breach of or default under the Certificate of Trust, the Trust Agreement, the articles of association or by-laws of the Owner Trustee or (B) violates any law, governmental rule or regulation of the State of Delaware or any federal law of the United States of America governing the trust powers of the Owner Trustee.

(p)                                 Delaware Trust Opinion.  The Representatives will have received an opinion addressed to the Representatives, the Depositors and Ford Credit of Richards, Layton & Finger P.A. (or other counsel satisfactory to the Representatives in their reasonable judgment), counsel to the Trust, dated the Closing Date and satisfactory in form and substance to the Representatives and their counsel, addressing the matters as the Representatives may request and substantially to the effect that:

(i)                                     The Trust has been duly formed and is validly existing as a statutory trust under the Delaware Statutory Trust Act, 12 Del. C. § 3801, et seq. (the “Delaware Act”), and has the power and authority under the Trust Agreement and the Delaware Act to execute, deliver and perform its obligations under the Trust Agreement, the Indenture, the Sale and Servicing Agreements, the Administration Agreement, the Control Agreement, the Series 2015-4 Control Agreement, the DTC Letter and the Notes.

(ii)                                  The Trust Agreement is the legal, valid and binding agreement of the Depositors and the Owner Trustee, enforceable against the Depositors and the Owner Trustee, in accordance with its terms.

(iii)                               The Trust has the power and authority under the Trust Agreement and the Delaware Act to grant the Trust Property to the Indenture Trustee under the Indenture.

(iv)                              Each of the Trust Agreement, the Indenture, the Sale and Servicing Agreements, the Administration Agreement, the Control Agreement, the Series 2015-4 Control Agreement, the DTC Letter and the Notes has been duly authorized by the Trust.

(v)                                 The issuance of the Depositor Interest has been duly authorized by the Trust and the Depositor Interest, when executed and delivered to and paid for by the purchasers thereof in accordance with the Trust Agreement, will be validly issued and outstanding and entitled to the benefits of the Trust Agreement.

(vi)                              Neither the execution, delivery and performance by the Trust of the Trust Agreement, the Indenture, the Sale and Servicing Agreements, the Administration Agreement, the Control Agreement, the Series 2015-4 Control Agreement, the DTC Letter and the Notes, nor the consummation by the Trust of any of the transactions contemplated thereby, requires the consent or approval of, the giving of notice to, the registration with, or the taking of any other action with respect to, any court, or governmental or regulatory authority or agency under the laws of the State of Delaware, except for the filing of the Certificate of Trust with the Secretary of State of the State of Delaware (which Certificate of Trust has been duly filed) and the filing of UCC financing statements pursuant to the Indenture.

(vii)                           Neither the execution, delivery and performance by the Trust of the Trust Agreement, the Indenture, the Sale and Servicing Agreements, the Administration Agreement, the Control Agreement, the Series 2015-4 Control Agreement and the DTC Letter, including the execution and delivery of such documents by the Owner Trustee on behalf of the Trust, nor the consummation by the Trust or the Owner Trustee on behalf of the Trust of any of the transactions contemplated thereby, is in violation of the Trust Agreement or of any law, rule or regulation of the State of Delaware applicable to the Trust.

(viii)                        After due inquiry limited to, and solely to the extent reflected on the results of computer searches of court dockets in the File & ServeXpress efile system for active cases of the Courts of Chancery of the State of Delaware and of the Superior Courts of the State of Delaware, and in the PACER efile system for active cases of the United States District Court for the District of Delaware and of the United States Bankruptcy Court sitting in the State of Delaware, the counsel is not aware of any legal or governmental proceeding pending against the Trust in the State of Delaware.

(ix)                              Under the Delaware Act, the Trust constitutes a separate legal entity, separate and distinct from the holder of the Depositor Interest and any other entity and, insofar as the substantive law of the State of Delaware is applicable, the Trust rather than the holder of the Depositor Interest will hold whatever title to such property as may be conveyed to it from time to time, except to the extent that the Trust has taken action to dispose of or otherwise transfer or encumber any such property.

(x)                                 Except as otherwise provided in the Trust Agreement, under Section 3805(c) of the Delaware Act, a holder of a Depositor Interest has no interest in specific statutory trust property.

(xi)                              Under Section 3805(b) of the Delaware Act, no creditor of any holder of a Depositor Interest will have any right to obtain possession of, or otherwise exercise legal or equitable remedies with respect to, the property of the Trust, except in accordance with the terms of the Trust Agreement.

(xii)                           Under the Trust Agreement, the Owner Trustee has the authority to execute and deliver on behalf of the Trust the Basic Documents to which the Trust is a party.

(q)                                 Indenture Trustee Opinion.  The Representatives will have received an opinion addressed to the Representatives, the Depositors and Ford Credit of Emmet, Marvin Martin LLP (or other counsel satisfactory to the Representatives in their reasonable judgment), counsel to the Indenture Trustee, dated the Closing Date and satisfactory in form and substance to the Representatives and their counsel, to the effect that:

(i)                                     The Indenture Trustee is a banking corporation duly organized and validly existing under the laws of the State of New York and is authorized and qualified to accept the trusts imposed by the Indenture and to act as Indenture Trustee under the Indenture for the issuance by the Trust of the Notes.

(ii)                                  The Indenture Trustee has all necessary power and authority to enter into, and perform its obligations under, the Indenture Supplement and has duly authorized, executed and delivered the Base Indenture and the Indenture Supplement.

(iii)                               Each of the Base Indenture, the Indenture Supplement, the Control Agreement and the Series 2015-4 Control Agreement constitutes a legal, valid and binding obligation of the Indenture Trustee enforceable against the Indenture Trustee in accordance with its terms, except as enforcement thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws relating to the enforcement of creditors’ rights generally, and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

(iv)                              The performance by the Indenture Trustee of the obligations under the Base Indenture, the Indenture Supplement, the Control Agreement and the Series 2015-4 Control Agreement does not conflict with or result in a breach of or constitute a default under the Indenture Trustee’s organization certificate or by-laws, any federal or New York State law, rule or regulation governing its banking or trust powers or, to the counsel’s knowledge, without independent investigation, any judgment or order applicable to it or its acts, properties or, to the counsel’s knowledge, without independent investigation, any indenture, mortgage, contract or other agreement or instrument to which the Indenture Trustee is a party or by which it is bound.

(v)                                 The Notes have been duly authenticated and delivered by the Indenture Trustee in accordance with the terms of the Indenture.

(vi)                              Neither the performance by the Indenture Trustee of the obligations under the Base Indenture, the Indenture Supplement, the Control Agreement and the Series 2015-4 Control Agreement or the authentication of the Notes requires the consent, authorization, order or approval of, the giving of notice to, the registration with, or the taking of any other action with respect to, any governmental authority or agency under the laws of the State of New York or federal laws of the United States governing the banking or trust powers of the Indenture Trustee.

(r)                                    Ratings Letters.  The Depositors will have received ratings letters that assign the ratings to the Publicly Registered Notes stated in the Terms Annex.

(s)                                   Transaction Documents.  Each Transaction Document will have been executed and delivered by the parties to the Transaction Document.

(t)                                    Consideration.  At the Closing Date, the Notes will have been validly issued by the Trust and paid for by the Depositors.

7.                                      Indemnification and Contribution.

(a)                                 Each of Ford Credit and the Depositors, jointly and severally, will indemnify and hold each Underwriter harmless against any losses, claims, damages or liabilities, joint or several, to which that Underwriter may become subject, under the Securities Act or otherwise, insofar as the losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based on any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, the Prospectus, the Preliminary Prospectus or any amendment or supplement to any of those documents, or any other Time of Sale Information, or arise out of or are based on the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, and will reimburse each Underwriter for any legal or other expenses reasonably incurred by that Underwriter in connection with investigating or defending that action or claim; provided, however, that neither Ford Credit nor the Depositors will be liable in any case to the extent that any loss, claim, damage or liability arises out of or is based on an untrue statement or alleged untrue statement in or omission or alleged omission from any of those documents in reliance on and in conformity with written information furnished to Ford Credit or the Depositors by any Underwriter through the Representatives specifically for use in any of those documents; and provided further that neither Ford Credit nor the Depositors will be liable to any Underwriter or any person controlling any Underwriter under the indemnification provided for in this subsection (a) for any of those documents to the extent that any loss, claim, damage or liability results from the fact that the Underwriter, at or prior to entry into the related Contract of Sale, failed to send or give to any person to whom it sold the Publicly Registered Notes a copy of the Preliminary Prospectus, the Time of Sale Information or the Prospectus, whichever is more recent, if the Depositors have prior to the entry into the Contract of Sale furnished copies of those documents to that Underwriter.

The indemnification provided for in this subsection (a) will be in addition to any liability which Ford Credit and/or the Depositors may otherwise have and will extend, on the same terms and conditions, to each person, if any, who controls any Underwriter within the meaning of the Securities Act or the Exchange Act.

(b)                                 Each Underwriter, severally and not jointly, will indemnify and hold harmless Ford Credit and each Depositor against any losses, claims, damages or liabilities to which Ford Credit or the Depositors may become subject, under the Securities Act or otherwise, insofar as the losses, claims, damages or liabilities (or actions in respect thereof) (i) arise out of or are based on any untrue statement or alleged untrue statement of any material fact contained (A) in the Registration Statement, the Prospectus, the Preliminary Prospectus, or any amendment or supplement to any of those documents, or any other Time of Sale Information, or arise out of or are based on the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, in each case to the extent, but only to the extent, that the untrue statement or alleged untrue statement or omission or alleged omission was made in any of those documents in reliance on and in conformity with written information furnished to Ford Credit or the Depositors by that Underwriter through the Representatives specifically for use therein or (B) in the Underwriter Free Writing Prospectus (as defined herein) prepared by that Underwriter that has not been previously approved by Ford Credit or the Depositors and is not Trust Information (as defined in this Agreement) or (ii) arise out of or are based on the breach by that Underwriter of the representation and covenant in Section 8(l) or (m), and, in each case, will reimburse any legal or other expenses reasonably incurred by Ford Credit or each Depositor in connection with investigating or defending any action or claim; provided that the indemnification provided by any

Underwriter in clause (ii) above will in no event exceed the total underwriting discounts and commissions received by that Underwriter, in each case as set forth in the table on the cover page of the Prospectus as amended or supplemented regarding the Publicly Registered Notes.

The indemnification provided for in this subsection (b) will be in addition to any liability which each Underwriter may otherwise have and will extend, on the same terms and conditions, to the officers and directors of Ford Credit or the Depositors and each person, if any, who controls Ford Credit or the Depositors within the meaning of the Securities Act or the Exchange Act.

(c)                                  Promptly after receipt by an indemnified party under subsection (a) or (b) above of written notice of the commencement of any action, the indemnified party will, if a claim is to be made against the indemnifying party under subsection (a) or (b) above, notify the indemnifying party of the commencement thereof, and in the event that the indemnified party does not so notify the indemnifying party within 30 days following receipt of the notice by the indemnified party, the indemnifying party will have no further liability under that subsection to the indemnified party unless the indemnifying party has received other notice addressed and delivered in the manner provided in Section 13 of the commencement of the action; but the omission to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party otherwise than under that subsection.  In case any action is brought against any indemnified party and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to the indemnified party in its reasonable judgment, and after notice from the indemnifying party to the indemnified party of its election to assume the defense thereof, the indemnifying party will not be liable to the indemnified party under that subsection for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense thereof other than reasonable costs of investigation.

No indemnifying party will, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened action in respect of which any indemnified party is or could have been a party if indemnity could have been sought under this Agreement by the indemnified party unless the settlement includes (i) an unconditional release of the indemnified party from all liability on any claims that are the subject matter of the action and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of the indemnified party.

(d)                                 If the indemnification provided for in this Section 7 is unavailable or insufficient to hold harmless an indemnified party under subsection (a) or (b) above for any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party will contribute to the amount paid or payable by the indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) in the proportion appropriate to reflect the relative benefits received by Ford Credit and the Depositor on the one hand and each Underwriter on the other from the offering of the Publicly Registered Notes.  If, however, the allocation provided by the prior sentence is not permitted by applicable law, then each indemnifying party will contribute to the amount paid or payable by the indemnified party in the proportion appropriate to reflect not only the relative benefits but also the relative fault of Ford Credit and the Depositors on the one hand and each Underwriter on the other in connection with the statements or omissions which resulted in the losses, claims, damages or liabilities (or actions in respect thereof) as well as any other relevant equitable considerations.  The relative benefits received by Ford Credit and the Depositors on the one hand and each Underwriter on the other will be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Depositors in relation to total underwriting discounts and commissions received by each Underwriter, in each case as set forth in the table on the cover page of the Prospectus as amended or supplemented regarding the Publicly Registered Notes.  The relative fault will be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by Ford Credit, the Depositors and their affiliates or by an Underwriter and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent the untrue statement or omission, including, for that Underwriter, the extent to which the losses, claims, damages or liabilities (or actions in respect thereof) result from the fact that the Underwriter sold the Publicly Registered Notes to a person to whom there was not sent or given, at or prior to the entry into the related Contract of Sale, a copy of the Preliminary Prospectus, the Time of Sale Information or the Prospectus, whichever is more recent, if the Depositors have previously furnished copies thereof to that Underwriter.

Ford Credit, the Depositors and the Underwriters, severally and not jointly, agree that it would not be just and equitable if contribution under this subsection (d) were determined by pro rata allocation (even if the Underwriters were treated as one entity) or by any other method of allocation which does not take account of the equitable considerations referred to above in this subsection (d).  The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection (d) will be deemed to include any legal or other expenses reasonably incurred by the indemnified party in connection with investigating or defending any action or claim.  Notwithstanding the provisions of this subsection (d), no Underwriter will be required to contribute any amount under this Agreement in excess of the underwriting discounts and commissions received by that Underwriter, as reduced by the amount of any damages which that Underwriter has otherwise been required to pay by reason of the untrue or alleged untrue statement or omission or alleged omission.  No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) will be entitled to contribution from any person who was not guilty of the fraudulent misrepresentation.  The obligations of the Underwriters of the Publicly Registered Notes in this subsection (d) to contribute are several in proportion to their respective underwriting obligations for the Publicly Registered Notes as set forth in the Terms Annex and not joint.

(e)                                  Notwithstanding any other provision of this Agreement, the aggregate liability of any Underwriter to Ford Credit and the Depositor in respect of any losses, claims, damages, liabilities, legal or other expenses or other amounts (collectively, “Amounts”) arising out of or based on any breaches or alleged breaches by that Underwriter of its covenant in Section 8(l)(ii), without regard to whether those Amounts are payable by that Underwriter under the indemnification provided by Section 7(b) or as damages for breach of contract or otherwise, will in no event exceed the total underwriting discounts and commissions received by that Underwriter, in each case as set forth in the table on the cover page of the Prospectus as amended or supplemented regarding the Publicly Registered Notes.

8.                                      Free Writing Prospectuses; Delivery of Preliminary Prospectus

(a)                                 Unless preceded or accompanied by a prospectus satisfying the requirements of Section 10(a) of the Securities Act, no Underwriter will convey or deliver any written communication to any person in connection with the initial offering of the Publicly Registered Notes unless the written communication (i) is made in reliance on Rule 134 under the Securities Act, (ii) constitutes a prospectus satisfying the requirements of Rule 430B under the Securities Act or (iii) constitutes a Free Writing Prospectus.

(b)                                 Each Underwriter, severally and not jointly, represents and agrees with the Depositors and Ford Credit that (i) it has not and will not prepare or use any Free Writing Prospectus (any Free Writing Prospectus prepared by or on behalf of the Underwriter is referred to as an “Underwriter Free Writing Prospectus”) that contains any information other than (x) information included in the Preliminary Prospectus or to be included in the final Prospectus (“Trust Information”) or (y) expected pricing parameters for the Publicly Registered Notes and status of subscriptions or allocations for the Publicly Registered Notes, unless otherwise agreed to by the Depositors, (ii) it will discuss with the Depositors and

Ford Credit the information to be included, prior to its first use, in any Underwriter Free Writing Prospectus that includes pricing-related information (including class size, coupons or spread and price placed on Bloomberg screens) unless the pricing-related information was contained in an Underwriter Free Writing Prospectus previously discussed with the Depositors, and (iii) it will not use any “ABS informational and computational material,” as defined in Item 1101(a) of Regulation AB under the Securities Act in reliance on Rules 167 and 426 under the Securities Act.  Each Underwriter will deliver to the Depositors any Underwriter Free Writing Prospectus required to be filed with the Commission (other than an Underwriter Free Writing Prospectus referred to in Section 8(f)) on the Business Day prior to its first use (except as otherwise agreed by the Depositors), except that the Representatives agree to provide an Underwriter Free Writing Prospectus with all final pricing information as soon as practicable on the day the Notes are priced.

(c)                                  Each Depositor represents and agrees with the Underwriters that it has not prepared any Free Writing Prospectuses other than any Trust Free Writing Prospectus listed in the Terms Annex under “Time of Sale Information.”

(d)                                 Each Underwriter, severally and not jointly, represents and agrees with the Depositors and Ford Credit that each Underwriter Free Writing Prospectus prepared or used by the Underwriter, if any, when read in conjunction with the Preliminary Prospectus and any Trust Free Writing Prospectus, will not, as of the date the Underwriter Free Writing Prospectus was conveyed or delivered to any prospective purchaser of the Publicly Registered Notes, include any untrue statement of a material fact or omit any material fact necessary to make the statements contained therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Underwriter makes no representation to the extent the misstatements or omissions were the result of any inaccurate Trust Information supplied by the Depositors or Ford Credit to the Representatives or the Underwriter, which information was not corrected by Corrective Information subsequently supplied by the Depositors or Ford Credit to the Representatives or the Underwriter prior to the Time of Sale.

(e)                                  The Depositors agree to file with the Commission when required under the Rules and Regulations the following:

(i)                                     the Preliminary Prospectus;

(ii)                                  each Trust Free Writing Prospectus required to be filed under Rule 433(d) under the Securities Act;

(iii)                               any Underwriter Free Writing Prospectus required to be filed under Rule 433(d) under the Securities Act (other than an Underwriter Free Writing Prospectus required to be filed under Rule 433(d)(1)(ii) under the Securities Act); provided that the Underwriter Free Writing Prospectus was delivered to the Depositors reasonably in advance of the time required to be filed under Rule 433(d) under the Securities Act; and

(iv)                              any Free Writing Prospectus for which the Depositors or any person acting on their behalf provided, authorized and approved information that is prepared and published or disseminated by a person unaffiliated with the Depositors or any other offering participant that is in the business of publishing, radio or television broadcasting or otherwise disseminating communications.

(f)                                   Each Underwriter, severally and not jointly, agrees to file with the Commission any Underwriter Free Writing Prospectus prepared by it when required to be filed under Rule 433(d)(1)(ii) under the Securities Act, and on request, deliver a copy to the Depositors and Ford Credit.

(g)                                  Notwithstanding the provisions of Section 8(e) and Section 8(f), neither Depositor nor any Underwriter will be required to file any Free Writing Prospectus that does not contain substantive changes from or additions to a Free Writing Prospectus previously filed with the Commission.

(h)                                 The Depositors and each Underwriter agree that any Free Writing Prospectuses prepared by it will contain substantially the following legend:

The depositors have filed a registration statement (including a prospectus supplement and prospectus) with the SEC for the offering to which this communication relates.  Before you invest, you should read the prospectus supplement and the prospectus in that registration statement and other documents the depositors have filed with the SEC for more complete information about the depositors, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositors, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free at 1-888-603-5847.

(i)                                     Each Depositor and each Underwriter agree to retain all Free Writing Prospectuses that they have used and that are not filed with the Commission in accordance with Rule 433 under the Securities Act.

(j)                                    Each Underwriter, severally and not jointly, represents and agrees (i) that it did not enter into any Contract of Sale for any Publicly Registered Notes prior to the Time of Sale and (ii) that it will, at any time that the Underwriter is acting as an “underwriter” (as defined in Section 2(a)(11) of the Securities Act) for the Publicly Registered Notes, convey the Time of Sale Information to each investor to whom Publicly Registered Notes are sold by it during the period prior to the filing of the final Prospectus (as notified to the Underwriters by the Depositors), at or prior to the applicable time of any Contract of Sale for an investor.

(k)                                 Each Underwriter, severally and not jointly, covenants with the Depositors and the Trust that after the final Prospectus is made available to the Underwriter, it will not distribute any written information in connection with the offering of the Publicly Registered Notes during the ninety-day period (or any longer period required by law) following the Closing Date to a prospective purchaser of the Publicly Registered Notes unless the information is preceded or accompanied by the final Prospectus.

(l)                                     Each Underwriter, severally and not jointly, (i) represents to Ford Credit, the Depositors and the Trust that it has not provided, as of the date of this Agreement, and covenants with Ford Credit, the Depositors and the Trust that it will not provide, on or prior to the Closing Date, to any Rating Agency or other “nationally recognized statistical rating organization” (within the meaning of the Exchange Act), any information, written or oral, relating to the Trust, the Notes, the Receivables, the transactions contemplated by this Agreement or the other Basic Documents or any other information, that could be reasonably determined to be relevant to determining an initial credit rating for the Publicly Registered Notes (as contemplated by Rule 17g-5(a)(3)(iii)(C)), without the prior consent of Ford Credit, the Depositors or the Administrator and (ii) covenants with Ford Credit, the Depositors and the Trust that it will not provide to any Rating Agency or other “nationally recognized statistical rating organization” (within the meaning of the Exchange Act), any information, written or oral, relating to the Trust, the Notes, the Receivables, the transactions contemplated by this Agreement or the other Basic Documents or any other information, that could be reasonably determined to be relevant to undertaking credit rating surveillance for the Publicly Registered Notes (as contemplated by Rule 17g-5(a)(3)(iii)(D)), without the prior consent of Ford Credit, the Depositors or the Administrator.

(m)                             Each Underwriter, severally and not jointly, represents and agrees with Ford Credit and the Depositors that it has not employed any person to provide third-party “due diligence services” (as defined in Rule 17g-10 under the Exchange Act) relating to the Publicly Registered Notes or obtained a “third-party due diligence report” (as defined in Rule 15Ga-2 under the Exchange Act) relating to the Publicly Registered Notes.

(n)                                 Each Underwriter, severally and not jointly, represents and agrees with Ford Credit and the Depositors that it will only make sales of Publicly Registered Notes in the United States or to U.S. persons, either directly as a broker-dealer registered with the United States Securities and Exchange Commission or through an affiliated broker-dealer registered with the United States Securities and Exchange Commission.

9.                                      Survival of Representations and Obligations.  The respective indemnities, agreements, representations, warranties and other statements of Ford Credit and the Depositors or the officers of Ford Credit and the Depositors and of the Underwriters set forth in or made under this Agreement will remain in full force and effect, regardless of any investigation or statement about the results thereof made by or on behalf of any Underwriter, Ford Credit, the Depositors or any of their respective representatives, officers or directors of any controlling person, and will survive delivery of and payment for the Publicly Registered Notes.

10.                               Failure to Purchase the Publicly Registered Notes.

(a)                                 If the purchase of the Publicly Registered Notes is not consummated because the circumstances described in Section 6(f) have occurred, then neither Ford Credit nor the Depositors will have any liability to the Underwriters for the Publicly Registered Notes except as provided in Section 5(h) and Section 7; but if for any other reason (subject to subsection (b) below), the Publicly Registered Notes are not delivered to the Underwriters as provided in this Agreement, Ford Credit and the Depositors will be liable, jointly and severally, to reimburse the Underwriters, through the Representatives, for all out-of-pocket expenses, including counsel fees and disbursements reasonably incurred by the Underwriters in making preparations for the offering of the Publicly Registered Notes, but neither Ford Credit nor the Depositors will then have any further liability to any Underwriter for the Publicly Registered Notes except as provided in Section 5(h) and Section 7.

(b)                                 If any Underwriter or Underwriters default on their obligations to purchase Publicly Registered Notes under this Agreement and the aggregate principal amount of Publicly Registered Notes that the defaulting Underwriter or Underwriters agreed but failed to purchase does not exceed 10% of the total principal amount of the Publicly Registered Notes, the Representatives may make arrangements satisfactory to the Depositors for the purchase of those Publicly Registered Notes by other persons, including the non-defaulting Underwriter or Underwriters, but if no arrangements are made by the Closing Date, the non-defaulting Underwriter or Underwriters will be obligated, in proportion to their commitments under this Agreement, to purchase the Publicly Registered Notes that the defaulting Underwriter or Underwriters agreed but failed to purchase.  If any Underwriter or Underwriters so default and the aggregate principal amount of Publicly Registered Notes for which the default or defaults occur exceeds 10% of the total principal amount of the Publicly Registered Notes and arrangements satisfactory to the non-defaulting Underwriter or Underwriters and the Depositors for the purchase of those Publicly Registered Notes by other persons are not made within 36 hours after the default, this Agreement will terminate without liability on the part of any non-defaulting Underwriter or Underwriters and Ford Credit and the Depositors, except as provided in Section 5(h) and Section 7.  Nothing herein will relieve a defaulting Underwriter or Underwriters from liability for its default.

11.                               No Fiduciary Duty.  Each Depositor acknowledges that in connection with the offering of the Publicly Registered Notes:  (a) the Underwriters have acted at arm’s length, are not agents of, and owe no fiduciary duties to, the Depositor or any other person, (b) the Underwriters owe the Depositor only those duties and obligations in this Agreement and (c) the Underwriters may have interests that differ from those of the Depositor.  The Depositor waives to the full extent permitted by applicable law any claims it may have against the Underwriters arising from an alleged breach of fiduciary duty in connection with the offering of the Publicly Registered Notes.

12.                               Entire Agreement.  This Agreement, together with any contemporaneous written agreements and any prior written agreements (to the extent not superseded by this Agreement) that relate to the offering of the Publicly Registered Notes, represents the entire agreement between the Depositors and the Underwriters regarding the preparation of the Prospectus, and the conduct of the offering, and the purchase and sale of the Publicly Registered Notes.

13.                               Notices.  All notices, requests, demands, consents, waivers or other communications to or from the parties to this Agreement must be in writing and will be deemed to have been given and made:

(a)                                 on delivery or, in the case of a letter mailed by registered first class mail, postage prepaid, three days after deposit in the mail,

(b)                                 in the case of a fax, when receipt is confirmed by telephone, reply email or reply fax from the recipient, and

(c)                                  in the case of an email, when receipt is confirmed by telephone or reply email from the recipient.

Communications to the Representatives, in their capacity as Representatives of the Underwriters or in their individual capacities, will be given to the Representatives at the addresses in the Terms Annex:

Communications to the Depositors will be given to:

Ford Credit Floorplan Corporation

Ford Credit Floorplan LLC

c/o Ford Motor Company

World Headquarters, Suite 802-A3

One American Road

Dearborn, Michigan 48126

Attention:  Ford Credit SPE Management Office

Telephone:  (313) 594-3495

Email:  FSPEMgt@ford.com

With a copy to:

Ford Motor Credit Company LLC

One American Road

Suite 2411, Office 212-016

Dearborn, Michigan 48126

Attention:  Corporate Secretary

Telephone:  (313) 323-1200

Fax:  (313) 337-1160

Communications to Ford Credit will be given to:

Ford Motor Credit Company LLC

One American Road

Suite 2411, Office 212-016

Dearborn, Michigan 48126

Attention:  Corporate Secretary

Telephone:  (313) 323-1200

Fax:  (313) 337-1160

14.                               Successors.  This Agreement will inure to the benefit of and be binding on the Underwriters, the Depositors and Ford Credit and their respective successors and the officers and directors and controlling persons referred to in Section 7, and no other person will have any right or obligations under this Agreement.

15.                               GOVERNING LAW.  THIS AGREEMENT WILL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

16.                               Submission to Jurisdiction.  The parties submit to the nonexclusive jurisdiction of the United States District Court for the Southern District of New York and of any New York State Court sitting in New York, New York for purposes of all legal proceedings arising out of or relating to this Agreement. The parties irrevocably waive, to the fullest extent they may do so, any objection that they may now or hereafter have to the laying of the venue of any proceeding brought in one of those courts and any claim that any proceeding brought in one of those courts has been brought in an inconvenient forum.

17.                               WAIVER OF JURY TRIAL.  EACH PARTY TO THIS AGREEMENT IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT.

18.                               Severability.  If any of the covenants, agreements or terms of this Agreement is held invalid, illegal or unenforceable, then it will be deemed severable from the remaining covenants, agreements or terms of this Agreement and will in no way affect the validity, legality or enforceability of the remaining Agreement.

19.                               Counterparts.  This Agreement may be executed in any number of counterparts.  Each counterpart will be an original, and all counterparts will together constitute one and the same instrument.

[Remainder of Page Intentionally Left Blank]

EXECUTED:

FORD CREDIT FLOORPLAN CORPORATION

By:	/s/ Samuel P. Smith
	Name:	Samuel P. Smith
	Title:	President and Assistant Treasurer

FORD CREDIT FLOORPLAN LLC

By:	/s/ Samuel P. Smith
	Name:	Samuel P. Smith
	Title:	President and Assistant Treasurer

FORD MOTOR CREDIT COMPANY LLC

By:	/s/ Samuel P. Smith
	Name:	Samuel P. Smith
	Title:	Assistant Treasurer

[Signature Page to Series 2015-4 Underwriting Agreement]

BARCLAYS CAPITAL INC.

By:	/s/ Jonathan Wu
	Name:	Jonathan Wu
	Title:	Managing Director

DEUTSCHE BANK SECURITIES INC.

By:	/s/ Katherine Bologna
	Name:	Katherine Bologna
	Title:	Director

By:	/s/ Joseph McElory
	Name:	Joseph McElory
	Title:	Director

MORGAN STANLEY & CO. LLC

By:	/s/ Henri Domenici
	Name:	Henri Domenici
	Title:	Managing Director

RBS SECURITIES INC.

By:	/s/ Sue Sproule
	Name:	Sue Sproule
	Title:	Director

Each as an Underwriter and as a
Representative of the other Underwriters

[Signature Page to Series 2015-4 Underwriting Agreement]

ANNEX A

TERMS ANNEX

FORD CREDIT FLOORPLAN MASTER OWNER TRUST A

SERIES 2015-4 NOTES

August 12, 2015

Publicly Registered Notes

Class A-1 Notes

Class A-2 Notes

Retained Notes

Class B Notes

Class C Notes

Class D Notes

Underwriters

Barclays Capital Inc.

Deutsche Bank Securities Inc.

Morgan Stanley & Co. LLC

RBS Securities Inc.

BMO Capital Markets GKST Inc.

BNY Mellon Capital Markets, LLC

Terms of the Publicly Registered Notes

Pricing Date:	August 12, 2015

Time of Sale:	12:50 PM (EDT), August 12, 2015

Closing Date:	August 18, 2015

Series Cutoff Date:	Close of business on July 31, 2015

Required Ratings as of the Closing Date

The ratings on each Class of Publicly Registered Notes from the NRSROs stated in the Time of Sale Information.

Pricing Information

Notes	Aggregate Principal Amount	Interest Rate	Purchase Price (as a % of the aggregate principal amount of Notes)	Expected Final Payment Date	Final Maturity Date
Class A-1 Notes	$240,000,000	1.77%	99.72368%	August 15, 2018	August 15, 2020
Class A-2 Notes	$135,000,000	One-month LIBOR + .60%	99.72500%	August 15, 2018	August 15, 2020

Underwriters and Allotments of Publicly Registered Notes

Underwriters	Initial Principal Amount of Class A-1 Notes	Initial Principal Amount of Class A-2 Notes
Barclays Capital Inc.	$54,000,000	$30,375,000
Deutsche Bank Securities Inc.	54,000,000	30,375,000
Morgan Stanley & Co. LLC	54,000,000	30,375,000
RBS Securities Inc.	54,000,000	30,375,000
BMO Capital Markets GKST Inc.	12,000,000	6,750,000
BNY Mellon Capital Markets, LLC	12,000,000	6,750,000
Total	$240,000,000	$135,000,000

Parties

Trust:	Ford Credit Floorplan Master Owner Trust A.

Owner Trustee:	U.S. Bank Trust National Association.

Indenture Trustee:	The Bank of New York Mellon.

Back-up Servicer:	Wells Fargo Bank, National Association.

Documents

Registration Statement	Registration Statement (Nos. 333-187623, 333-187623-01 and 333-187623-02) effective as of June 6, 2013.

Indenture:

Second Amended and Restated Indenture, dated as of August 1, 2001, as amended and restated as of December 1, 2010, and Series 2015-4 Indenture Supplement, to be dated as of August 1, 2015, each between the Trust and the Indenture Trustee.

Trust Agreement:	Second Amended and Restated Trust Agreement, dated as of August 1, 2001, as amended and restated as of December 1, 2010, among the Depositors and the Owner Trustee.

Receivables Purchase Agreements:

(a) Fourth Amended and Restated Receivables Purchase Agreement, dated as of August 1, 2001, as amended and restated as of December 1, 2010, between Ford Credit and FCF Corp, and (b) Fourth Amended and Restated Receivables Purchase Agreement, dated as of August 1, 2001, as amended and restated as of December 1, 2010, between Ford Credit and FCF LLC.

Sale and Servicing Agreements:

(a) Fifth Amended and Restated Sale and Servicing Agreement, dated as of August 1, 2001, as amended and restated as of December 1, 2010, among FCF Corp, the Servicer and the Trust, and (b) Fifth Amended and Restated Sale and Servicing Agreement, dated as of August 1, 2001, as amended and restated as of December 1, 2010, among FCF LLC, the Servicer and the Trust.

Back-up Servicing Agreement:	Amended and Restated Back-up Servicing Agreement, dated as of October 1, 2009, as amended and restated as of December 1, 2010, among the Depositors, the Servicer, the Trust and the Back-up Servicer.

Administration Agreement:	Second Amended and Restated Administration Agreement, dated as of August 1, 2001, as amended and restated as of December 1, 2010, among Ford Credit, the Trust and the Indenture Trustee.

Control Agreement:	Account Control Agreement, dated as of December 1, 2010, among the Trust, as debtor, the Indenture Trustee and The Bank of New York Mellon, in its capacity as a securities intermediary.

Series 2015-4 Control Agreement:

Series 2015-4 Account Control Agreement, to be dated as of August 1, 2015 among the Trust, as debtor, the Indenture Trustee and The Bank of New York Mellon, in its capacity as a securities intermediary.

Address for Notices to the Representatives

Barclays Capital Inc.

745 Seventh Avenue

New York, New York 10019

Deutsche Bank Securities Inc.

60 Wall Street, 3rd Floor

New York, New York 10005

Morgan Stanley & Co. LLC

1585 Broadway

New York, New York 10036

RBS Securities Inc.

600 Washington Boulevard

Stamford, Connecticut 06901

Time of Sale Information

Preliminary Prospectus:	Preliminary Prospectus, dated August 12, 2015

Trust Free Writing Prospectus:	Free Writing Prospectus, dated August 12, 2015 — (Ratings)

Investor Presentation	Free Writing Prospectus, dated August 6, 2015 — (Roadshow)

Underwriter Free Writing Prospectus:	Free Writing Prospectus, dated August 12, 2015 — (Pricing)